Park City Group Issues Annual Letter to Shareholders

Highlights Progress; Discusses Customer Base and Software Solutions

PARK CITY, Utah - November 26, 2012-- Park City Group (NYSE MKT: PCYG), a Software-as-a-Service (SaaS) provider of unique supply chain solutions for retailers and their suppliers, today released its annual letter from Chairman and CEO, Randall K. Fields, to the Company's shareholders.

To our Shareholders:

Fiscal 2012 marked the successful completion of a three-year transition of our business from a license to a software-as-a-service model. During this process our subscription revenue, which reached a record level of $7.0 million, increased from 10% to 70% of total revenue.   With subscription customer renewal rates in excess of 90 percent, going forward our new business model will have a more predictable recurring revenue stream. Within the revenue mix, we expect "other revenue", which includes legacy license revenue, to remain at approximately 30 percent of overall sales and total revenue to grow more closely in parallel to that of subscription revenue.

Like most software companies, we have an "asset-light" business model, in which a large portion of each incremental sales dollar falls to the bottom line. We have the infrastructure in place to scale our business to well over $100 million in revenue without having to add substantially to our fixed costs. With the strength of this model, we are currently generating positive free cash flow and using that cash to pay down debt. Over the past three years, we have reduced debt from $8.7 million to $2.7 million, a decrease of 69 percent.

During the past 15 years, our Company has invested more than $150 million to develop a cloud-based technology platform that allows retailers and their suppliers to make sense of the millions of consumer transactions that occur daily and use that information to reduce out of stocks, increase sales, and lower inventory levels throughout the supply chain.

Beyond the financial benefits of increased sales and lower inventories, our supply chain management solutions also offer long-term strategic benefits to retailers and suppliers. By increasing their in-stock positioning and using capital freed up from lower inventories to remodel their stores, our retail customers are able to improve the shopping experience and create greater customer loyalty.  By enabling retailers and suppliers to share accurate information about store level sales, our solutions align the financial interest of both parties. Retailers enlist the brain power of the suppliers to keep the stores in stock and suppliers are able to use more accurate information to have the right amount of inventory at each stage of the supply chain. With accurate inventory levels, there is less need to sell "on deal" to clear out excess inventory, allowing suppliers to capture more margin dollars.

Using our base-level service, our customers are able to create perpetual inventories by store and by SKU to diagnose out-of-stocks and overstocked situations. Increasingly, our customers are also buying additional supply chain modules that allow them to not only diagnose issues within their supply chain, but also to solve those issues. Expanding services with existing customers further strengthens the strategic aspect of our relationship and expands the average revenue generated per customer by an order of magnitude from a few hundred dollars per month per connection to a few thousand dollars per month. Here are a few examples:

Retailer Example:  A northeastern, 'Best-in-Class' Retailer implemented Park City Group's Computer Assisted Ordering from their distribution centers. They subsequently reduced inventory quantities by a third, reduced inventory costs by $125 million across grocery, dairy, frozen, general merchandise and health and beauty care departments, and reduced safety stock by 55%.

Supplier Example:  Required to manage their own ordering and replenishment, a mid-western dairy implemented Park City Group's Store-level Replenishment solution and documented a 75% time savings in ordering, and reduced their returned product (known as dumps in the dairy business) by 50% in one retailer's chain and 15% in another.

Supplier Example:  A well-known national bakery implemented Park City Group's scan-based trading platform to manage all of their SBT business with a consistent process.  As a result of better process management of errors that typically contribute to shrink, they are able to maintain a shrink percentage of 0.40% or less, whereas the industry retailer average is 1% to 2%.

Retailer Example:  Park City Group showed a southeastern regional retailer that their top five dollar volume SKUs made up over 29% of their lost sales opportunities equaling over $20,000 during a 2-month period.  Proactive identification and management of these 'outside the norm' sales trends through Park City Group's DSD Visibility & Analytics solution signaled the store personnel to take action.

Supplier Example:  After implementing Park City Group's Store-level Replenishment solution, a mid-western dairy documented a 35% increase in unit sales, a 50% to 66% reduction in store-level inventory and were able to reduce expensive in-freezer assets (carts).

Retailer Example:  Using visibility into point-of-sale and trends in purchasing, Park City Group used their DSD Visibility & Analytics solution to show a northwest regional retailer how adjusting shelf facings and inventory based on point-of-sale data could increase sales and reduce slow moving product from their expansive cereal aisle. Net results focused on a $5k per month sales increase and a $120k inventory reduction.

We have established a leadership position in the grocery store industry and have customer relationships with more than 40 grocery chains, including well-known chains such as Target, Wal-Mart, and Meyer. We have also established a leadership position in certain consumer packaged goods categories such as bread and dairy, and are rapidly moving into new categories. We have more than 150 supplier customers, many of which view us as strategic partners.

During 2012, we entered into two new retail verticals with our first drug store chain and club warehouse customer wins. I am particularly excited about the large drug store chain, which has more than 7,000 doors across the country. At maturity, we expect subscription revenue generated from suppliers connected to this customer to be significantly larger than any of our existing customers.

Since the end of the fiscal year, our Food & Drug Safety partnership with Leavitt Partners has begun its first two implementations of the ReposiTrak™ track and trace solution. With a very low monthly cost per supplier per month and each retailer having thousands of supplier connections, we believe that there is a very large addressable market for this solution and are excited about our initial engagements and the response we have received. We expect that this partnership will also fuel growth of our supply chain management solutions, as many of our launch customers for ReposiTrakTM have led to follow-on conversations about our other end-to-end solutions.

We are beginning to gain critical mass in the grocery store vertical by clearly demonstrating our value proposition to a growing list of retailer and supplier customers. It is important to remember that we are changing the way retailers and suppliers do business with each other and at the earlier stages of change, customers are often cautious about their pace of adoption. During this period, we are also carefully managing the pace of growth, as it is critical that we deliver flawless execution for our customers. With that said, over the past several quarters, our pace of growth has begun to accelerate and we expect that pace to accelerate substantially in 2013. In addition to the benefit from our expanding hub and spoke network, we expect growth to be fueled by our entrance into new vertical markets and the adoption of our food and drug safety track and trace solution.

As the chairman and largest shareholder of Park City Group, I am proud of the accomplishments of our team over the last three years and I am excited about the future of our company. I want to recognize the hard work and dedication of our employees. We have a great staff in place and I appreciate their extra and ongoing efforts to execute our plan. We are committed to making Park City Group a truly great company, partner, investment, and employer. I look forward to keeping you apprised of our progress.

Warmest regards,

Randall K. Fields, Chairman and CEO

About Park City Group

Park City Group (NYSE Amex: PCYG) is a Software-as-a-Service ("SaaS") provider that brings unique visibility to the consumer goods supply chain, delivering actionable information that ensures product is on the shelf when the consumer expects it as well as providing food safety tracking information. The Company's services increase customers' sales and profitability while enabling lower inventory levels and ensuring regulatory compliance for both retailers and their suppliers.

Through a process known as Consumer Driven Sales Optimization™, Park City Group helps its customers turn information into cash and increased sales, using the largest scan based platform in the world. Scan based trading provides retail trading partners with a distinct competitive advantage through scan sales that provides store level visibility and sets the supply chain in motion. And since it is scan based, it can be used in a Direct Store Delivery (DSD) or warehouse setting.

ReposiTrak™ provides food retailers and suppliers with a robust solution that will help them protect their brands and remain in compliance with rapidly evolving regulations in the recently passed Food Safety Modernization Act. An internet-based technology, ReposiTrak™, will enable all participants in the farm-to-table supply chain to easily manage tracking and traceability requirements as products move between trading partners.

Forward-Looking Statement

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Park City Group, Inc. ("Park City Group") are intended to identify such forward-looking statements. Park City Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Park City's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Investor Relations Contact:

Dave Mossberg

Three Part Advisors, LLC

817-310-0051